Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Fourth Quarter and Fiscal Year Ended December 29, 2024
Delivers fourth quarter comparable restaurant revenue increase of 3.4%
Issues 2025 financial guidance

Englewood, CO – February 26, 2025 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal fourth quarter and year ended December 29, 2024.
Highlights for the Fiscal Fourth Quarter of 2024 Compared to the Fiscal Fourth Quarter of 2023:
•Total revenues are $285.2 million, a decrease of $23.8 million primarily due to the fourth quarter of fiscal 2024 including 12 operating weeks compared to 13 operating weeks in the fourth quarter of fiscal 2023.
•Comparable restaurant revenue(1) increased 3.4% excluding the impact of a change in deferred loyalty revenue. Including this impact, Comparable restaurant revenue increased 1.8%.
•Net loss is $39.7 million, as compared to a net loss of $13.7 million during the same period of 2023. The net loss in the fourth quarter of fiscal 2024 includes $32.4 million in impairment and net closure costs.
•Adjusted EBITDA(2) is $12.7 million, a 19.0% increase.
Highlights for Fiscal 2024 Compared to Fiscal 2023:
•Total revenues are $1.25 billion, a decrease of $54.5 million.
•Comparable restaurant revenue(1) decreased 1.2%.
•Net loss is $77.5 million, as compared to a net loss of $21.2 million during 2023.
•Adjusted EBITDA(2) is $38.8 million, a 43.7% decrease.
(1)    Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated for at least 18 months as of the beginning of the period presented.
(2)    See "Reconciliation of Non-GAAP Results to GAAP Results" for more details.
G.J. Hart, Red Robin’s President and Chief Executive Officer said, “The last two years have been transformational years for Red Robin, and I’m proud to say we began to see the benefit of our work as we progressed through 2024, culminating in a 600-basis point improvement in traffic trends from the first quarter of the year to the fourth. We also gained traction in our cost-saving initiatives to translate our top-line momentum during the fourth quarter into a 19.0% increase in adjusted EBITDA. While financial results for 2024 fell well below our original expectations, we’ve made substantial improvements to the guest experience and believe we still have a significant opportunity ahead of us to reach the full potential of our iconic brand.”
Hart concluded, “Our commitment has always been to provide our guests with great hospitality, serving delicious food at a great price, and creating a fun, friendly atmosphere with every visit. We believe the North Star plan is helping us fulfill that promise. As we look to 2025 and beyond, our team will focus on two key priorities: bringing guests back into our restaurants for moments of connection over craveable food that only Red Robin can provide and an accelerated effort to gain efficiency in our operations and deliver growth in restaurant and corporate-level profitability while maintaining the improved guest experience that we have developed over the past two years. 2025 is off to a good start with the comparable restaurant revenue momentum we had exiting the fourth quarter, continuing through the first eight weeks of the first quarter. With the strategy we have in place, we believe we are well positioned to deliver significant value to our guests and shareholders alike."
Fourth Quarter and Full Year 2024 Financial Summary:
The following table presents financial results for the fiscal fourth quarter and full year of 2024, compared to results from the same periods in 2023 ($ in millions except per share data):

	Twelve Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Total revenues	$285.2	$309.0	$1,248.6	$1,303.0
Restaurant revenues	280.6	301.0	$1,224.3	$1,274.3
Net income (loss)	(39.7)	(13.7)	$(77.5)	$(21.2)
Income (loss) from operations	(33.5)	(8.0)	$(53.1)	$4.5
Income (loss) from operations as a percent of total revenues	(11.8)%	(2.6)%	(4.3)%	0.3%
Restaurant Level Operating Profit(1)	$32.2	$36.8	$132.6	$164.0
Restaurant Level Operating Profit Margin(1)	11.5%	12.2%	10.8%	12.9%
Adjusted EBITDA(1)	$12.7	$10.6	$38.8	$68.9
Net income (loss) per share - diluted	$(2.48)	$(0.87)	$(4.93)	$(1.34)
Adjusted income (loss) per share - diluted(1)	$(0.94)	$(0.66)	$(3.34)	$(1.44)
(1)    See "Reconciliation of Non-GAAP Results to GAAP Results" for more details.
Balance Sheet and Liquidity
As of December 29, 2024, the Company had outstanding borrowings under its credit facility of $189.5 million and liquidity of approximately $50.7 million including cash and cash equivalents and available borrowing capacity under its credit facility.
Restaurant Closure Evaluation and Assets Held For Sale
During the fourth quarter of fiscal 2024, the Company closed one (1) restaurant location upon expiration of the lease and is evaluating alternatives for approximately 70 underperforming restaurant locations, including closure upon expiration of the current lease term. The Company recognized asset impairments and net closure charges of $32.4 million during the fourth quarter of fiscal 2024, primarily associated with this review of underperforming restaurants.
The Company anticipates it will complete a transaction to sell three (3) owned properties during the first quarter of fiscal 2025. The transaction is expected to generate gross proceeds of $5.8 million which the Company anticipates will be used to repay debt and for general corporate purposes. As a result, these restaurants are classified as Assets Held for Sale in the consolidated balance sheet as of December 29, 2024.
Revision to Non-GAAP Financial Measure Calculation, Adjusted EBITDA
Beginning in the first quarter of fiscal 2025, the Company intends to revise its definition of Adjusted EBITDA and Adjusted Net income (loss) to exclude noncash stock-based compensation expense. The Company believes this change will provide investors with a better understanding of our financial performance from period to period. Previously reported results will be revised to reflect the new presentation. Reported quarterly results for fiscal 2024 have been reconciled to this new calculation methodology in the Reconciliation of Non-GAAP Results to GAAP Results section of this release.
Outlook for Fiscal 2025 and Guidance Policy
The Company provides guidance of select information related to the Company’s financial and operating performance, and such measures may differ from year to year. The projections are as of this date and the Company assumes no obligation to update or supplement this information.
The Company's fiscal 2025 guidance metrics are as follows:
•Total revenue of $1.225 billion to $1.250 billion;
•Restaurant level operating profit of 12.0% to 13.0%;
•Adjusted EBITDA (excluding stock-based compensation) of $60 million to $65 million;
•Capital expenditures of $25 million to $30 million.
Providing Income (loss) from operations and Net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its fourth quarter and full year 2024 results, and outlook for fiscal 2025 today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the call and can be accessed by dialing 412-317-6671; the conference ID is 13750794. The replay will be available through March 5, 2025.
The call will be webcast live and later archived from the Company’s Investor Relations website.
Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. Sign up for the royal treatment by joining Red Robin Royalty® today and enjoy Bottomless perks and delicious rewards across nearly 500 Red Robin locations in the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release and in today's conference call regarding the Company's future performance; the implementation of the Company’s “North Star” plan and the anticipated impacts thereof; the completion of anticipated property sales transactions(s) and anticipated use of proceeds thereof; marketing strategy and brand positioning; new menu items; the anticipated impacts of our recently relaunched loyalty program; our ability to drive traffic, improve traffic trends and bring Guests into the restaurant; efforts to grow sales; our ability to build upon investments and transformational changes, including operational enhancements and changes to the staffing model and compensation programs; our ability to gain efficiency in our operations to deliver growth in profitability; changes to our restaurant portfolio; and statements under the heading “Outlook for Fiscal 2025 and Guidance Policy,” including with respect to total revenue, restaurant level operating profit, capital expenditures and Adjusted EBITDA; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the risk that our performance for the remainder of 2025 will not be consistent with the Company's results during the first eight weeks of 2025; the effectiveness of the Company's strategic initiatives, including our “North Star” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; the global and domestic economic and geopolitical environment; our ability to effectively compete in the industry and attract and retain Guests; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; our ability to service our debt and comply with the covenants in our credit facility; a privacy or security breach or a failure of our information technology systems; the effectiveness and timing of the Company's marketing and branding strategies and impact on reputation, including the loyalty program and social media platforms; changes in consumer preferences; leasing space including the location of such leases in areas of declining traffic; changes in cost and availability of commodities and the uncertain impact of tariffs or other potential disruptions in the supply chain; interruptions in the delivery of food and other products from third parties; pricing increases and labor costs; changes in consumer behavior or preference; aging technology infrastructure; expanding our restaurant base; maintaining and improving our existing restaurants; potential acquisitions or refranchising of our restaurants; our geographic concentration in the Western United States; the retention of our management team; our ability to recruit, staff, train, and retain our workforce; operating conditions, including adverse weather conditions, natural disasters, pandemics, and other events affecting the regions where our restaurants are operated; actions taken by our franchisees that could harm our business or reputation; negative publicity regarding food safety or health concerns; protection of our intellectual property rights; changes in laws and regulations affecting the operation of our restaurants; and an increase in litigation or legal claims by team members, franchisees, customers, vendors, and stockholders. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Kathleen Bush, Red Robin Gourmet Burgers, Inc.
kbush@redrobin.com
(303) 846-5114
For investor relations questions contact:
Jeff Priester, ICR
jeff.priester@icrinc.com
(332) 242-4370
Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in each quarter and the full year of fiscal 2024:

	Increase (Decrease) Versus Prior Year
	Sixteen Weeks Ended April 21, 2024	Twelve Weeks Ended July 14, 2024	Twelve Weeks Ended October 6, 2024	Twelve Weeks Ended December 29, 2024	Fifty-Two Weeks Ended December 29, 2024
Guest Traffic	(9.4)%	(6.7)%	(4.3)%	(3.4)%	(5.9)%
Menu Price Increase	5.4%	7.6%	7.5%	9.0%	7.3%
Menu Mix	(1.7)%	(0.9)%	(1.1)%	(1.0)%	(1.8)%
Discounts	(0.6)%	(0.8)%	(1.4)%	(1.2)%	(0.9)%
Change in unearned loyalty revenue	(0.2)%	2.2%	(0.1)%	(1.6)%	0.1%
Total Change in Comparable Restaurant Revenue	(6.5)%	1.4%	0.6%	1.8%	(1.2)%

RED ROBIN GOURMET BURGERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Revenues:
Restaurant revenue	$280,624	$300,987	$1,224,254	$1,274,294
Franchise royalties, fees, and other revenue	4,603	8,038	24,306	28,752
Total revenues	285,227	309,025	1,248,560	1,303,046
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	67,633	72,791	292,392	308,962
Labor	109,073	114,697	479,631	473,538
Other operating	48,229	50,755	216,242	224,999
Occupancy	23,510	25,955	103,359	102,761
Depreciation and amortization	12,843	13,938	57,729	66,190
General and administrative	18,443	22,703	81,721	89,360
Selling	5,665	12,078	36,719	34,770
Pre-opening costs	—	2	—	587
Impairment and other charges (gains), net	33,360	4,063	33,848	(2,663)
Total costs and expenses	318,756	316,982	1,301,641	1,298,504

Income (loss) from operations	(33,529)	(7,957)	(53,081)	4,542
Other expense:
Interest expense, net and other	6,321	5,919	24,550	25,460
Loss before income taxes	(39,850)	(13,876)	(77,631)	(20,918)
Income tax expense (benefit)	(134)	(143)	(90)	310
Net loss	$(39,716)	$(13,733)	$(77,541)	$(21,228)
Loss per share:
Basic	$(2.48)	$(0.87)	$(4.93)	$(1.34)
Diluted	$(2.48)	$(0.87)	$(4.93)	$(1.34)
Weighted average shares outstanding:
Basic	16,014	15,806	15,736	15,835
Diluted	16,014	15,806	15,736	15,835

RED ROBIN GOURMET BURGERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	December 29, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$30,651	$23,634
Accounts receivable, net	19,688	21,592
Inventories	26,737	26,839
Prepaid expenses and other current assets	13,608	11,785
Restricted cash	8,750	7,931
Total current assets	99,434	91,781
Property and equipment, net	181,224	261,258
Operating lease assets, net	331,617	361,609
Intangible assets, net	11,064	15,491
Assets held for sale	4,313	—
Other assets, net	13,662	11,795
Total assets	$641,314	$741,934
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$29,783	$27,726
Accrued payroll and payroll-related liabilities	39,672	32,524
Unearned revenue	27,083	36,067
Current portion of operating lease obligations	50,083	43,819
Accrued liabilities and other	42,931	46,201
Total current liabilities	189,552	186,337
Long-term debt	181,641	182,594
Long-term portion of operating lease obligations	345,635	383,439
Other non-current liabilities	8,755	10,006
Total liabilities	725,583	762,376
Stockholders' equity (deficit):
Common stock; $0.001 par value: 45,000 shares authorized; 22,050 shares issued; 17,403 and 15,528 shares outstanding as of December 29, 2024 and December 31, 2023	22	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of December 29, 2024 and December 31, 2023	—	—
Treasury stock 4,647 and 4,921 shares, at cost as of December 29, 2024 and December 31, 2023	(164,937)	(174,702)
Paid-in capital	233,667	229,680
Accumulated other comprehensive loss, net of tax	(62)	(22)
Accumulated deficit	(152,959)	(75,418)
Total stockholders' deficit	(84,269)	(20,442)
Total liabilities and stockholders' deficit	$641,314	$741,934

Reconciliation of Non-GAAP Results to GAAP Results
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, which are non-GAAP measurements. We define EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted are supplemental measures of our performance that are not required by or presented in accordance with GAAP. We believe these non-GAAP measures give the reader additional insight into the ongoing operational results of the Company, and are intended to supplement the presentation of the Company's financial results in accordance with GAAP. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted exclude the impact of non-operating or nonrecurring items including changes in estimate, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains on sale leaseback transactions, severance and executive transition costs and other non-recurring, non-cash or discrete items; net of income tax impacts. Adjusted EBITDA excluding stock-based compensation expense and adjusted income (loss) per share-diluted excluding stock-based compensation expense are calculated as Adjusted EBITDA and adjusted income (loss) per share-diluted, respectively, further adjusted to remove stock-based compensation expense. Other companies may define these non-GAAP measures differently, and as a result may not be directly comparable to those of other companies. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein.
The Company believes restaurant level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant level operating efficiency and performance. The Company defines restaurant level operating profit to be income from operations less franchise royalties, fees and other revenue, plus impairment and other charges (gains), net, pre-opening costs, selling costs, general and administrative expenses, and depreciation and amortization. The measure includes restaurant level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes costs associated with selling, general, and administrative functions, pre-opening costs, as well as, impairment and other charges (gains), net because these costs are non-operating or nonrecurring and therefore not related to the ongoing operations of its restaurants. Restaurant level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income (loss) from operations as an indicator of financial performance. Restaurant level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Adjusted Income (Loss) per Share - Diluted
(In thousands, except per share data, unaudited)

	Twelve Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net loss as reported	$(39,716)	$(13,733)	$(77,541)	$(21,228)
Gift card breakage	—	480	—	480
Impairment and other charges (gains), net:
Asset impairment and restaurant closures costs, net	32,351	3,458	34,080	12,192
Gain on sale of restaurant property	—	(129)	(7,425)	(29,543)
Severance and executive transition	77	224	1,181	3,419
Litigation contingencies	(10)	—	1,037	9,140
Asset disposal and other, net	942	510	4,975	2,129
Income tax effect	(8,674)	(1,181)	(8,800)	568
Adjusted net loss	$(15,030)	$(10,371)	$(52,493)	$(22,843)
Stock-based compensation expense	1,760	1,762	6,889	6,804
Adjusted net loss excluding Stock-based compensation expense(1)	$(13,270)	$(8,609)	$(45,604)	$(16,039)

Loss per share - diluted:
Net loss as reported	$(2.48)	$(0.87)	$(4.93)	$(1.34)
Gift card breakage	—	0.03	—	0.03
Impairment and other charges (gains), net:
Asset impairment and restaurant closure costs, net	2.02	0.22	2.17	0.77
Gain on sale of restaurant property	—	(0.01)	(0.47)	(1.87)
Severance and executive transition	—	0.01	0.08	0.22
Litigation contingencies	—	—	0.07	0.58
Asset disposal and other, net	0.06	0.03	0.32	0.13
Income tax effect	(0.54)	(0.07)	(0.58)	0.04
Adjusted loss per share - diluted	$(0.94)	$(0.66)	$(3.34)	$(1.44)
Stock-based compensation expense	0.11	0.11	0.44	0.43
Adjusted loss per share excluding Stock-based compensation expense(1)	(0.83)	(0.55)	(2.90)	(1.01)

Weighted average shares outstanding:
Basic	16,014	15,806	15,736	15,835
Diluted	16,014	15,806	15,736	15,835
(1)    Beginning in the first quarter of fiscal 2025, the Company intends to revise its definition of Adjusted Net income (loss) to exclude noncash stock-based compensation expense. The Company believes this change will provide investors with a better understanding of our financial performance from period to period. Previously reported results will be revised to reflect the new presentation.

Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit
(In thousands, unaudited)

	Twelve Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Three Weeks Ended
	December 29, 2024		December 31, 2023		December 29, 2024		December 31, 2023
Income (loss) from operations	$(33,529)	(11.8)%	$(7,957)	(2.6)%	$(53,081)	(4.3)%	$4,542	0.3%

Less:
Franchise royalties, fees and other revenue	4,603	1.6%	8,038	2.6%	24,306	2.0%	28,752	2.2%

Add:
Impairment and other charges (gains), net	33,360	11.7	4,063	1.3	33,848	2.7	(2,663)	(0.2)
Pre-opening costs	—	—	2	—	—	—	587	—
General and administrative expenses	18,443	6.5	22,703	7.3	81,721	6.5	89,360	6.9
Selling	5,665	2.0	12,078	3.9	36,719	2.9	34,770	2.7
Depreciation and amortization	12,843	4.5	13,938	4.5	57,729	4.6	66,190	5.1
Restaurant-level operating profit	$32,179	11.5%	$36,789	12.2%	$132,630	10.8%	$164,034	12.9%

Income (loss) from operations as a percentage of total revenues	(11.8)%		(2.6)%		(4.3)%		0.3%
Restaurant-level operating profit margin (as a percentage of restaurant revenue)	11.5%		12.2%		10.8%		12.9%

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

	Twelve Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net loss as reported	$(39,716)	$(13,733)	$(77,541)	$(21,228)
Interest expense, net	6,301	6,030	24,805	25,796
Income tax provision (benefit)	(134)	(143)	(90)	310
Depreciation and amortization	12,843	13,938	57,729	66,190
EBITDA	(20,706)	6,092	4,903	71,068

Gift card breakage	—	480	—	480
Impairment and other charges (gains), net:
Asset impairment and restaurant closure costs, net	32,351	3,458	34,080	12,192
Gain on sale of restaurant property	—	(129)	(7,425)	(29,543)
Severance and executive transition	77	224	1,181	3,419
Litigation contingencies	(10)	—	1,037	9,140
Asset disposal and other, net	942	510	4,975	2,129
Adjusted EBITDA	$12,654	$10,635	$38,751	$68,885
Stock-based compensation expense	1,760	1,762	6,889	6,804
Adjusted EBITDA excluding Stock-based compensation expense(1)	14,414	12,397	45,640	75,689
The following table reconciles Adjusted EBITDA to Adjusted EBITDA excluding Stock-based compensation expense in each quarter and the full year of fiscal 2024.

	Sixteen Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended	Fifty-Two Weeks Ended
	April 21, 2024	July 14, 2024	October 6, 2024	December 29, 2024	December 29, 2024
Net loss as reported	$(9,460)	$(9,489)	$(18,876)	$(39,716)	$(77,541)
Interest expense, net	7,313	4,997	6,193	6,301	24,805
Income tax provision (benefit)	181	(40)	(98)	(134)	(90)
Depreciation and amortization	18,154	13,402	13,330	12,843	57,729
EBITDA	16,188	8,870	549	(20,706)	4,903

Impairment and other charges (gains), net:
Asset impairment and restaurant closure costs, net	175	1,551	3	32,351	34,080
Gain on sale of restaurant property	(7,425)	—	—	—	(7,425)
Severance and executive transition	945	137	22	77	1,181
Litigation contingencies	420	356	271	(10)	1,037
Asset disposal and other, net	1,909	887	1,236	942	4,975
Adjusted EBITDA	$12,212	$11,801	$2,081	$12,654	$38,751
Stock-based compensation expense	1,168	1,839	2,122	1,760	6,889
Adjusted EBITDA excluding Stock-based compensation expense(1)	13,380	13,640	4,203	14,414	45,640
(1)    Beginning in the first quarter of fiscal 2025, the Company intends to revise its definition of Adjusted EBITDA to exclude noncash stock-based compensation expense. The Company believes this change will provide investors with a better understanding of our financial performance from period to period. Previously reported results will be revised to reflect the new presentation.